Exhibit 21

Subsidiaries of SAIC, Inc.	Jurisdiction of Incorporation
Science Applications International Corporation	Delaware

Subsidiaries of Science Applications International Corporation	Jurisdiction of Incorporation
Campus Point Realty Corporation	California
Cloudshield Technologies, Inc.	Delaware
Cloudshield Technologies GmbH	Germany
Cloudshield UK Limited	United Kingdom
JMD Development Corporation	California
MEDPROTECT LLC	Delaware
Reveal Imaging Technologies, Inc.	Delaware
Reveal Imaging, LLC	Delaware
Reveal Imaging Technologies International, Inc.	Delaware
SAIC Energy & Infrastructure, LLC	Delaware
R.W. Beck Group, Inc.	Washington
R.W. Beck Federal, Inc.	Washington
R.W. Beck, Inc.	Washington
R.W. Beck International, Ltd.	Washington
R.W. Beck – Singapore Pte. Ltd.	Singapore
SAIC Energy, Environmental & Infrastructure, LLC	Delaware
ABI Architects, Inc.	Florida
SAIC Constructors, LLC	Oklahoma
Benham DB, Inc.	Oklahoma
Benham/Ellerbe Becket, LLC (51% ownership)	Oklahoma
Benham International, Inc.	Oklahoma
Benham Military Communities, LLC	Oklahoma
SAIC of Michigan, Inc.	Michigan
R.O.I. Energy, L.L.C.	Oklahoma
ROI Finance I, LLC	Delaware
The Benham Group, Inc.	Oklahoma
The Benham Group of Nevada, Inc.	Nevada
SAIC Engineering, Inc.	California
SAIC Engineering of North Carolina, Inc.	North Carolina
SAIC Engineering of Ohio, Inc.	Ohio
SAIC Calanais Limited	England and Wales
Calanais Ltd.	Scotland
Calanais Pension Trustee Co. Ltd.	England and Wales
SAIC-Frederick, Inc.	Delaware
SAIC Global Technology Corporation	Delaware
SAIC Pty Limited	Australia
SAIC No.2 Pty Limited	Australia
InQuirion Pty Limited	Australia
SAIC Services, Inc.	Delaware
SAIC Solutions Limited	England and Wales
SAIC Venture Capital Corporation	Nevada
VCC Holdings Corp.	Nevada
Saudi SAI Company Limited	Saudi Arabia
Science Applications International Corporation (SAIC Canada)	Canada
Science Applications International Germany GmbH	Germany
Science, Engineering, and Technology Associates Corporation	Delaware
Spectrum San Diego	California
Varec Holdings, Inc.	Delaware
Varec, Inc.	Georgia
Vitalize Consulting Solutions, Inc.	Delaware